EXHIBIT (e)(7)

                                               [FORM OF]

                              GUARANTEE AGREEMENT dated as of [ ], 2001, between
                        IBP, INC., a Delaware corporation (the "Subsidiary Guarantor"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Banks (as defined in the Credit Agreement referred to below).

            Reference is made to the Credit Agreement dated as of January 12, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tyson Foods, Inc., a Delaware corporation (the "Borrower"), the banks from time to time party thereto (the "Banks"), The Chase Manhattan Bank, as Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, and SunTrust Banks, Inc., as Documentation Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            The Banks have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Among other uses, the Loans are expected to be used to acquire the Subsidiary Guarantor and to repay or refinance the Subsidiary Guarantor's indebtedness outstanding pursuant to IBP Credit Agreement. The Subsidiary Guarantor acknowledges that it will derive the foregoing and other substantial benefits pursuant to the Credit Agreement and from the making of the Loans by the Banks to the Borrower. The obligations of the Banks to make Loans are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantor of this Guarantee Agreement. In order to induce the Banks to make Loans, the Subsidiary Guarantor is willing to execute this Agreement.

            Accordingly, the parties hereto agree as follows:

            SECTION 1. Guarantee. Upon the effectiveness of this Guarantee pursuant to the terms of Section 6, and subject to the limitations contained in
Section 5, the Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a guarantee of payment and not merely of collection, all Loans, other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Administrative Agent, any Affiliate of any of the foregoing or any Indemnified Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Credit Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Borrower under the Credit Agreement or any other Loan Document and all interest and other monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) (collectively, the "Obligations"). The Subsidiary Guarantor further agrees that the due and punctual payment of the Obligations may be extended or renewed, in
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whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

            The Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Subsidiary Guarantor hereunder shall not be affected by
(a) the failure of any Bank, the Administrative Agent, any beneficiary of any indemnification, fee or expense obligation undertaken by the Borrower under any Loan Document or the successors and assigns of each of the foregoing (each, a "Beneficiary" and, collectively, the "Beneficiaries") to assert any claim or demand or to enforce any right or remedy under any Loan Document, any guarantee or any other agreement or instrument against the Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document or agreement; provided, however, that without the prior written consent of the Subsidiary Guarantor, there shall be no modification or amendment to the commencement date of Subsidiary Guarantor's obligations under this Agreement, nor any modifications to Section 5 or Section 6, including the termination provisions hereof; (d) the release of (or the failure to perfect a security interest in) any security held by any Beneficiary for the performance of the Obligations or any of them; (e) the failure or delay of any Beneficiary to exercise any right or remedy against any other guarantor of the Obligations; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity or which would impair or eliminate any right of the Subsidiary Guarantor to subrogation; provided, however, that without the prior written consent of the Subsidiary Guarantor, there shall be no modification or amendment to this Guarantee Agreement (or to any defined term incorporated by reference into this Guarantee Agreement from any other agreement) that changes the commencement date of Subsidiary Guarantor's obligations under this Agreement, nor any modifications to Section 5 or Section 6, including the termination provisions hereof.

            The Subsidiary Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Beneficiary to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person.

            Except as expressly provided in this Agreement, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, or any impossibility in the performance of the Obligations or otherwise.
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            Except as expressly provided in this Agreement, the Subsidiary
Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Beneficiary upon the bankruptcy or reorganization of the Borrower or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, and subject to the terms of this Agreement, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Beneficiaries in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due.

            Upon payment in full by the Subsidiary Guarantor of any Obligation, the repaid Bank shall, in a reasonable manner, assign to the Subsidiary Guarantor the Obligation owed to it and so paid by the Subsidiary Guarantor to such Bank, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Subsidiary Guarantor, or make such disposition thereof as the Subsidiary Guarantor shall direct (all without recourse to any Beneficiary and without any representation or warranty by any Beneficiary).

            Upon payment by the Subsidiary Guarantor of any sums as provided above, all rights of the Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower to the Beneficiaries.

            Except as expressly provided in this Agreement, nothing shall discharge or satisfy the liability of the Subsidiary Guarantor hereunder except the full performance and payment of the Obligations.

            SECTION 2. Defenses of the Borrower Waived. The Administrative Agent and the Banks may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower, the Subsidiary Guarantor or any other guarantor or exercise any other right or remedy available to them against the Borrower, the Subsidiary Guarantor or any other guarantor, without affecting or impairing in any way the liability of the Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantor against the Borrower or any guarantor, as the case may be, or any security.

            SECTION 3. Information. The Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition

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and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent and the Banks will have any duty to advise the Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

            SECTION 4. Representations and Warranties; Agreements. The Subsidiary Guarantor represents and warrants as to itself that all representations and warranties relating to the Subsidiary Guarantor contained in any Loan Document are true and correct in all material respects. The Subsidiary Guarantor agrees that the provisions of Section 3.05 of the Credit Agreement shall apply equally to the Subsidiary Guarantor with respect to payments made by it hereunder.

            SECTION 5. Termination; Limitation of Guarantee Amount. (a) The Guarantees made hereunder (A) shall terminate upon the completion of the Merger or (B) in the event the Merger does not occur prior thereto, shall (i) subject to clause (ii) below, terminate when all the Obligations have been paid in full and the Banks have no further commitment to lend under the Credit Agreement and
(ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Bank upon the bankruptcy or reorganization of the Borrower, the Subsidiary Guarantor or otherwise. Notwithstanding any other provision in this Guarantee Agreement, in the event and after the Subsidiary Guarantor and/or the Borrower terminate(s) the Merger Agreement in accordance with its terms as in effect on the Effective Date, the Subsidiary Guarantor's obligations hereunder shall be limited to an amount equal to $1,250,000,000.

            (b) Notwithstanding anything in this Guarantee Agreement to the contrary, the Subsidiary Guarantor's liability under this Guarantee Agreement shall be limited to an amount not to exceed as of any date of determination the greater of: (A) the amount of Indebtedness of the Subsidiary Guarantor (including the IBP Credit Agreement) refinanced by funds obtained from the Borrower; and (B) the amount which could be claimed by the Administrative Agent and the Banks from the Subsidiary Guarantor under this Guarantee Agreement without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or state corporate law or common law (such highest amount determined hereunder being the Subsidiary Guarantor's "Maximum Liability"). The Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability without impairing this Guarantee Agreement or affecting the rights and remedies of the Administrative Agent hereunder provided nothing in this Section 5 shall be construed to increase the Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

            SECTION 6. Binding Agreement; Assignments. Whenever in this Agreement any Bank or the Administrative Agent is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantor that are contained in this Agreement shall bind and inure to the benefit of each such party and their respective successors and assigns. This Agreement shall become effective as to the Subsidiary Guarantor as of the date on which the debt outstanding under the IBP Credit Agreement is
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repaid or refinanced (it being understood that the Subsidiary Guarantor's obligations under this Guarantee Agreement on any date prior to the Acquisition Date shall be limited to $950,000,000) and when a counterpart hereof executed on behalf of the Subsidiary Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Subsidiary Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Subsidiary Guarantor, the Administrative Agent and the Banks, and their respective successors and assigns, except that the Subsidiary Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein, and any such attempted assignment shall be void.

            SECTION 7. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent or any Bank hereunder or under the Credit Agreement or any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantor and the Administrative Agent (with the prior written consent of the Banks if required under the Credit Agreement).

            SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to the Subsidiary Guarantor shall be given to the address set forth below, with a copy to the Borrower:

            IBP, inc.
            800 Stevens Port Drive
            Dakota Dunes, South Dakota 57049
            Attention: Treasurer

            SECTION 10. Survival of Agreement; Severability. (a) Subject to the provisions of Section 5, all covenants, agreements, representations and warranties made by the Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent and the Banks and shall survive the making
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by the Banks of the Loans, regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect until the earlier of (a) the date of the completion of the Merger and (b) the date the principal or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is no longer outstanding and unpaid and the Commitments have been terminated.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 12. Rules of Interpretation. The rules of interpretation specified in Sections 1.03 and 1.04 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 13. Jurisdiction; Consent to Service of Process. (a) The Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Subsidiary Guarantor or its properties in the courts of any jurisdiction.

            (b) The Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BANKS, THE ADMINISTRATIVE AGENT, THE BORROWER OR THE SUBSIDIARY GUARANTOR. EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 15. Right of Setoff. Upon the occurrence and during the continuation of any Event of Default, each of the Administrative Agent and the Banks is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Person to or for the credit or the account of the Subsidiary Guarantor against any or all the obligations of the Subsidiary Guarantor now or hereafter existing under this Agreement held by such Person, irrespective of whether or not such Person shall have made any demand under this Agreement. The rights of each Person under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.
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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                               IBP, INC.,

                                 by -------------------------------------
                                    Name:
                                    Title:


                               THE CHASE MANHATTAN BANK, as
                               Administrative Agent,


                                 by -------------------------------------
                                    Name:
                                    Title: